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Exhibit 5.1

February 14, 2020

Select Energy Services, Inc.
1233 W. Loop South, Suite 1400
Houston, Texas 77027

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for Select Energy Services, Inc., a Delaware corporation (the "Company"), and certain of its subsidiaries with respect to the preparation of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-224956 (the "Registration Statement"), filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale (a) by the selling stockholders named in the Registration Statement that may exchange shares of the Company's Class B common stock (the "Exchanging Holders") along with a limited liability company unit of SES Holdings, LLC for a share of Class A common stock, par value $0.01 per share, of the Company (the "Class A Common Stock") of up to 16,221,101 shares of Class A Common Stock (the "Exchange Common Stock"); and (b) by the selling stockholders named in the Registration Statement (the "Selling Stockholders"), of up to 27,960,305 shares of Class A Common Stock (the "Resale Common Stock").

        We have also participated in the preparation of a prospectus relating to the Exchange Common Stock and the Resale Common Stock (the "Prospectus"), which is contained in the Registration Statement to which this opinion is an exhibit.

        In connection with the opinions expressed herein, we have examined, among other things, the (i) the Fourth Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prospectus, and (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

        In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; and (v) the Exchange Common Stock and the Resale Common Stock will be sold in the manner set forth in the Registration Statement and the Prospectus.

        Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

        1.     With respect to shares of Exchange Common Stock, when both (A) the board of directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Exchange Common Stock and related matters and (B) certificates representing the shares of Exchange Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Exchange Common Stock shall have been properly issued) in accordance with the SES Holdings, LLC Eighth Amended and Restated Limited Liability Company Agreement, as amended, then the shares of Exchange Common Stock will be legally issued, fully paid, and nonassessable; and

        2.     The shares of Resale Common Stock proposed to be sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable.

        We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        The foregoing opinions are limited to the Delaware General Corporation Law and Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

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  Exhibit 5.1